                                                                      EXHIBIT 12

                                CODE-ALARM, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                 (IN THOUSANDS)


                                                                                          NINE MONTHS
                                                                                             ENDED
                                               YEAR ENDED DECEMBER 31,                   SEPTEMBER 30,
                                   ------------------------------------------------     ----------------
                                   1990    1991        1992        1993      1994        1994      1995
                                   ----    -----      -------     ------    -------     ------    ------
Earnings (loss) Before Taxes....   $366    $(872)     $(4,075)    $2,144    $(2,086)    $2,200    $ (795)
Interest........................    212      399          425        278        646        425       956
Portion of rent expense
  representing interest.........    279      317          227        212        256        192       181
                                   ----    -----      -------     ------    -------     ------    ------
                                    857     (156)      (3,423)     2,634     (1,184)     2,817       342
Add Litigation Expense..........                                              4,386                1,825
                                                                            -------               ------
                                                                              3,202                2,167
Fixed Charges...................    491      716          652        490        902        617     1,137
Ratio/(Deficiency)..............   1.75    $(872)(1)  $(4,075)(1)   5.38    $(2,086)(1)   4.57      (795)(1)
Ratio after add back of
  litigation expense............                                               3.55                 1.91


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(1) Represents amount by which earnings are not sufficient to cover fixed charges.